UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 26, 2005

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 8.01           Other events

On July 23, 2004, ANADIGICS, Inc. (the “Company”) granted 403,204 restricted shares under its 1995 and 1997 Long-Term Incentive and Share Award plans (“Plans”).   The restricted shares vested on Tuesday, July 26, 2005. With respect to such vesting, the Company has repurchased 121,611 shares from employees and officers for the purpose of funding such persons’ withholding tax obligations due upon the vesting of these restricted shares. The Company expects that the repurchased shares will be deposited into the Company’s treasury account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ANADIGICS, Inc.
Date: July 26, 2005	By:	/s/ Thomas Shields
Sr. Vice President & CFO